January 2006                                             PROXY
                                                         UPDATE
                                                 ----------------------
 [AIM INVESTMENTS LOGO APPEARS HERE]             NEWS ABOUT AIM PROXIES
     --Registered Trademark--



Important Information About AIM Fund Proxies Your Clients will Receive in January Regarding:


         o   AIM Aggressive Growth Fund       o   AIM Mid Cap Growth Fund

         o   AIM Weingarten Fund              o   AIM Small Company Growth Fund

         o   AIM Blue Chip Fund               o   AIM Premier Equity Fund


AIM Investments announced in November 2005 that the Board of Trustees of each of the applicable funds listed above had approved the reorganization of six AIM funds. The reorganizations are expected to be completed in March 2006, pending shareholder approval. Information about the proxies can be found on AIMinvestments.com.

         Proxies will be mailed on or about Jan. 12, 2006, to registered shareholders (of record as of Dec. 2, 2005) of the six AIM funds listed above. This Proxy Update describes the rationale for the proposed reorganizations and is intended to help you answer questions from your clients.

         Shareholders who own multiple funds may receive multiple proxies. Though they look very similar, these are not duplicates. It is important that shareholders vote every proxy they receive. If AIM does not receive sufficient votes to obtain a quorum, it may be necessary to send a second mailing and postpone the shareholder meeting.

         Prior to the completion of shareholder approved reorganizations, a fund may pay a final distribution.

Questions and Answers

Information regarding the proposed reorganizations including the potential benefits of and reasons for the proposed reorganizations is outlined in the following questions and answers.

What are the potential benefits of the proposed reorganizations?

         o The larger combined asset base of each acquiring fund after the reorganizations may help the fund to achieve operating efficiencies, thereby reducing expenses as a percentage of net assets.

         o The proposed reorganizations of AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Mid Cap Growth Fund, AIM Small Company Growth Fund and AIM Weingarten Fund are part of an effort to consolidate the AIM growth fund offerings.

                                                          continued on next page

        To avoid phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.


                                  1                   YOUR GOALS.
                                                      OUR SOLUTIONS.

                                             [AIM INVESTMENTS LOGO APPEARS HERE]
                                                   --Registered Trademark--

FOR INSTITUTIONAL INVESTOR ONLY



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         o        The proposed reorganization of AIM Premier Equity Fund is part of an effort to consolidate AIM's large-cap core fund offerings.

         o Each of the reorganizations will be structured as a tax-free reorganization, and no sales charges will be imposed in connection with the reorganizations.

What are the proposed reorganizations?


     Existing Fund                                         Acquiring Fund
     AIM Aggressive Growth Fund                            AIM Constellation Fund
     AIM Weingarten Fund                                   AIM Constellation Fund
     AIM Blue Chip Fund                                    AIM Large Cap Growth Fund
     AIM Mid Cap Growth Fund                               AIM Dynamics Fund
     AIM Small Company Growth Fund                         AIM Small Cap Growth Fund
     AIM Premier Equity Fund                               AIM Charter Fund



Solicitation Process

AIM offers your clients a variety of ways to vote. The Shareholder Meeting will be held in Houston on Feb. 28, 2006. AIM has retained Management Information Services (MIS), a professional proxy solicitor, to assist with the solicitation. MIS may begin calling your clients who have not voted to remind them to vote. To avoid such phone calls, we suggest you urge your clients to vote early, as each vote is important.

   How to Vote:                               How to Vote:

   AIM Registered Shareholders                Brokers' Clients Whose Mailings Are
                                              Distributed by ADP
   By Phone: (with a customer service
   representative) Registered                 (Example: Networking Level 3
   shareholders can vote by calling           Accounts)
   888-684-2426. Note that your clients
   cannot vote by calling AIM Investment      By Phone: (with a customer service
   Services. Please be aware that             representative) Nonobjecting
   shareholders voting by telephone will      beneficial owners (NOBOs) can vote by
   be asked several questions for             calling 888-684-2426. Note that your
   identification purposes, including         clients cannot vote by calling AIM
   their current address and zip code.        Investment Services. Please be aware
                                              that shareholders voting by telephone
   By Phone: (using the 24-hour               will be asked several questions for
   automated system) Registered               identification purposes, including
   shareholders can vote through an           their current address and zip code.
   automated touch-tone voting system by
   calling 888-221-0697. Your clients         By Phone: (using the 24-hour
   will be prompted to enter the control      automated system) NOBOs can vote by
   number printed on their proxy              calling 800-454-8683. Your clients
   card(s).                                   will be prompted to enter the control
                                              number printed on their proxy
   By Mail: Registered shareholders can       card(s).
   vote through the mail by returning
   their proxy card(s) in the                 By Mail: Registered shareholders can
   postage-paid envelope provided in the      vote through the mail by returning
   proxy mailing.                             their proxy card(s) in the
                                              postage-paid envelope provided in the
   By Internet: Registered shareholders       proxy mailing.
   can vote via AIMinvestments.com,
   where they will be directed to a           By Internet: Shareholders can vote on
   voting area. Shareholders will then        proxyvote.com by following the
   be prompted to enter the control           instructions provided in the proxy
   number printed on their proxy card(s)      mailing.
   and will be able to review the proxy
   statement and immediately cast their
   vote for each proposal.

Additional Information

For more detailed information on the proposed reorganizations you and your clients may visit our Web site at AIMinvestments.com. Your clients are encouraged to vote via our Web site. Please contact your internal wholesaler if you have additional questions.

Financial Dealer Division (FDD)     Independent Financial Advisor Division (IFAD)
800-952-3502                        800-337-4246


FOR INSTITUTIONAL INVESTOR USE ONLY

THIS MATERIAL IS FOR INSTITUTIONAL INVESTOR USE ONLY AND MAY NOT BE QUOTED, REPRODUCED OR SHOWN TO THE PUBLIC, NOR USED IN WRITTEN FORM AS SALES LITERATURE FOR PUBLIC USE.

         CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES CAREFULLY. FOR THIS AND OTHER INFORMATION ABOUT AIM FUNDS, OBTAIN A PROSPECTUS FROM AIMINVESTMENTS.COM. INVESTORS SHOULD READ IT CAREFULLY BEFORE INVESTING.

         Note: Not all products available through all firms.

AIMinvestments.com              PXY-FLY-1 01/06